PLEASE READ CAREFULLY THE IMPORTANT INSTRUCTIONS ON THE REVERSE SIDE


                              LETTER OF TRANSMITTAL

                             PRESIDIO CAPITAL CORP.

                           To Accompany Class A Shares

          A COMPLETED COPY OF THIS LETTER OF TRANSMITTAL, TOGETHER WITH
             THE SHARES TO BE SURRENDERED AND FUNDS REQUIRED TO PAY
              ANY TRANSFER TAXES, SHOULD BE SURRENDERED AS FOLLOWS:


 By Mail or Overnight Courier:                   In Person:
  American Stock Transfer &              American Stock Transfer &
        Trust Company                         Trust Company
   40 Wall Street, 46th Floor           40 Wall Street, 46th Floor
       New York NY 10005                   New York NY 10005
         (212) 936-5100                     (212) 936-5100

                                                (Leave Blank)


                                               Ticket No.................

Gentlemen:

     Surrendered herewith are Class A Shares of PRESIDIO CAPITAL CORP., numbered as listed below:

                          Please Fill in Share Numbers
-------------------------------------------------------------------------------
                                       Debenture              Principal
Registered in the Name(s) of           Number(s)               Amount
-------------------------------------------------------------------------------

















                                                               Total
-------------------------------------------------------------------------------

                        THE ABOVE SHARES ARE SURRENDERED
                     TO YOU FOR THE ACTION INDICATED BELOW:

                                REVERSE STOCK SPLIT, whereby each shareholder who surrenders 250,000 Class A Shares will receive one (1) Class A Share and each shareholder who owns fewer than 250,000 shares (including shareholders who surrender shares in excess of an integral multiple of 250,000) will receive $25.00 cash per Class A Share:

                                      To Presidio Capital Corp.:

                                      The undersigned owner of the enclosed
                                Shares hereby irrevocably surrenders such
                                Shares, or portion(s) thereof below designated, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued and delivered to the undersigned unless a different name has been indicated below. If shares are to be registered in the name of a person other than the undersigned, the undersigned will pay any transfer taxes payable with respect thereto.

     If the Shares are surrendered or deemed surrendered for conversion, the undersigned hereby sells, assigns and transfers such Shares to Presidio Capital Corp., hereby irrevocably constituting and appointing Presidio Capital Corp. and American Stock Transfer & Trust Company, and each of them, attorneys to transfer such Shares on the books of Presidio Capital Corp., with full power of substitution in the premises.

----------------------------------------------
                    Signature(s)
Dated: .......................................
Name(s) ......................................
        (Please Type or Print)
 ..............................................
Address: .....................................
 ................  Zip ........................
Telephone Number..............................

Fill in here taxpayer identification number or social security number:



Signature(s) of
Shareholder or
Attorney-in-Fact

 ..............................................

 ..............................................
(Sign exactly as name appears on Shares)
----------------------------------------------

------------------------------------------------------
                  Special Issuance
                    Instructions

If share certificate(s) for Class A Shares and
check, if any, are to be issued in a name other than
that indicated above, fill in this box.  (See
Reverse)
Name: ..............................................
             Type or Print
Address: ...........................................
 ................  Zip ..............................
------------------------------------------------------

------------------------------------------------------
                  Special Delivery
                    Instructions

(ONLY for mailing of certificates and check)

If share certificate(s) for Class A Shares and checks, if any, are to be mailed to an address other than from that indicated above, fill in this box.

Name: ..............................................
             Type or Print
Address: ...........................................
 ................  Zip ..............................
------------------------------------------------------

------------------------------------------------------
              Signature(s) Guaranteed,
                     If Required
            (See Instructions 2, 3 and 5)

From: ..............................................
               (Please Stamp or Type)

By: ................................................
             (Authorized Signature(s)

Title ..............................................

Address ............................................
            (Number)     (Street)

 ....................................................
(City)          (State)                  (Zip)
------------------------------------------------------

Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

                                    PLEASE FOLLOW CAREFULLY THE IMPORTANT
                                     INSTRUCTIONS ON THE REVERSE HEREOF:

                                        DO NOT WRITE BELOW THIS LINE:

----------------------------------------------------------------------------------------------------------------

Date Received               Shares Examined by                    Checked by                   Stops Checked
----------------------------------------------------------------------------------------------------------------


                           Transfer                    Fractional                              Cert. Nos. Iss.
Number of Shares           Taxes         Shares        Share                      Amount
Received for:              Received      Issued        Resulting      Price       of Check
-------------------------- ------------- ------------- -------------- ----------- ------------ -----------------
                                                                                               Check Number
Conversion $......                       .........        /100ths     $......     $......
-------------------------- ------------- ------------- -------------- ----------- ------------ -----------------

Delivery Prepared By                     Checked By                                             Date Delivered


                             IMPORTANT INSTRUCTIONS

     1. Share Surrendered by Registered Shareholder and Certificate for Class A Shares to Be Issued in Name of Shareholder. If the certificate(s) for the Class A Shares and check for cash in lieu of fractional shares, if any, issuable upon conversion are to be issued in the name(s) of the registered holder(s) of the Share, it will not be necessary to endorse the surrendered Share or to supply any instrument of assignment.

     2. Share Surrendered by Person Other Than Registered Shareholder and Certificate for Class A Shares to Be Issued in Name of Such Person. If the certificate(s) for the Class A Shares and check for cash in lieu of fractional shares, if any, issuable upon conversion of Shares surrendered by any person(s) other than the registered holder(s) of such Shares are to be issued in the name(s) of such person(s), (i) the surrendered Shares must be endorsed by the registered holder(s) to such person(s) or to bearer or (ii) proper instruments of assignment to such person(s) or to bearer, signed by the registered holder(s) of such Shares, must be supplied; in each case the signature(s) of the registered holder(s) must be guaranteed by a member of a national securities exchange or by a commercial bank or trust company located in the United States.

     3. Share Surrendered by Registered Shareholder and Certificate for Class A Shares to Be Issued in Name Other Than That of Registered Shareholder. If the certificate(s) for the Class A Shares and check for cash in lieu of fractional shares, if any, issuable upon conversion of Shares surrendered by the registered holder(s) of such Shares are to be issued in the name(s) of any person(s) other than the registered holder(s) of such Shares, proper instruments of assignment to such person(s) or to bearer of the Class A Shares to be issued upon conversion, signed by the registered holder(s) of such Shares, must be supplied; the signature(s) of the registered holder(s) must be guaranteed by a member of a national securities exchange or by a commercial bank or trust company located in the United States. For such Shares, a New York State Stock Transfer Tax will be collected at the rate of 5(cent) per share of Class A Shares (not to exceed $350.00) unless the holder establishes that a lesser tax or no tax is payable or that any applicable tax previously had been duly collected. Funds in the amount of any tax which may be payable must accompany the tendered Shares.

     4. Share Not Held by a Person in an Individual Capacity. In all cases where an endorsement on a Share or an instrument of assignment or this Letter of Transmittal is executed by an officer of a corporation, an attorney, trustee, executor, administrator, guardian, or other fiduciary, or other person who does not hold the Share in an individual capacity, the person so executing must give his full title in such capacity. Proper evidence of such person's authority to act in such capacity and to make such transfer or conversion must accompany the surrendered Shares.

                              DELIVERY INSTRUCTIONS

     The Shares, together with the supporting documents, should be mailed in the enclosed, self-addressed envelope, or otherwise delivered, to:


 By Mail or Overnight Courier:                   In Person:
                                  American Stock Transfer & Trust Company
American Stock Transfer & Trust          40 Wall Street, 46th Floor
            Company                          New York NY 10005
   40 Wall Street, 46th Floor                  (212) 936-5100
       New York NY 10005
         (212) 936-5100

     The method of delivery of the Shares is at the option and risk of the Shareholder, but, if mail is used, registered mail with proper insurance is suggested as a precaution against loss.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any Shares surrendered to the Company will be determined by the Company which determinations shall be final and binding. The Company reserves the absolute right to reject any and all surrenders of Shares not in proper form or the acceptance of which would, in the opinion of their respective counsel, be unlawful, or to waive any of the conditions of this Letter of Transmittal or any defect or irregularity in the surrender of any Shares and the Company's interpretation of the terms and conditions of this Letter of Transmittal and the instructions hereto will be final. Neither the Company nor the Agent shall be under any duty to give notification of any defects or irregularities in surrenders of Shares or shall incur any liability for failure to give such notification.